Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Golden State Water Company Investment Incentive Program Administrative Committee
San Dimas, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129873) of Golden State Water Company of our report dated June 30, 2014, relating to the financial statements and supplemental schedule of the Golden State Water Company Investment Incentive Program which appear in this Form 11-K for the year ended December 31, 2013.

 /s/ BDO USA, LLP
Costa Mesa, California
June 30, 2014